UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2019

APOLLO MEDICAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37392	95-4472349
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801

(Address of Principal Executive Offices, and Zip Code)

(626) 282-0288

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMEH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Apollo Medical Holdings, Inc. (“ApolloMed”) held its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) on June 17, 2019. At the close of business on April 24, 2019, the record date for the 2019 Annual Meeting (the “Record Date”), there were 35,768,076 shares of common stock, par value $0.001 per share, of ApolloMed, issued and outstanding, each share being entitled to one vote and to be voted together as one class vote at the 2019 Annual Meeting. At the 2019 Annual Meeting, there were present in person or by proxy 20,001,457 shares of ApolloMed’s common stock, representing stockholders entitled to cast approximately 55.92% of the total outstanding eligible votes and constituting a quorum. As of the Record Date, 1,111,111 shares of ApolloMed’s Series A preferred stock and 555,555 shares of ApolloMed’s Series B preferred stock, par value $0.001 per share, were held by Network Medical Management, Inc., a wholly-owned subsidiary of ApolloMed, and therefore, pursuant to the Delaware General Corporation Law, such shares of preferred stock were not voted, nor counted for quorum purposes, at the 2019 Annual Meeting.

Set forth below are the voting results for the three proposals considered and voted upon at the 2019 Annual Meeting, all of which were described in ApolloMed’s definitive proxy statement for the 2019 Annual Meeting, filed with the Securities and Exchange Commission on April 30, 2019 (the “2019 Proxy Statement”):

Proposal 1. Election of Directors

ApolloMed’s stockholders elected, by the votes indicated below, nine persons to serve as directors of ApolloMed until its 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualify. The following sets forth the results of the voting with respect to each candidate:

Director	For	Withheld	Broker Non-Votes (1)
Kenneth Sim, M.D.	17,613,535	16,114	2,371,808
Thomas S. Lam, M.D.	17,613,535	16,114	2,371,808
David G. Schmidt	17,602,692	26,957	2,371,808
Michael F. Eng	17,613,535	16,114	2,371,808
Mitchell W. Kitayama	17,601,192	28,457	2,371,808
Mark Fawcett	17,613,535	16,114	2,371,808
Ernest A. Bates, M.D.	17,610,992	18,657	2,371,808
Linda Marsh	17,613,610	16,039	2,371,808
John Chiang	17,613,535	16,114	2,371,808
(1)	Broker non-votes represent proxies that are uninstructed on a proposal and submitted by brokers or other nominees who lack discretionary authority to vote on the proposal absent instructions from the beneficial owner of shares of stock.

Based on these voting results, each of the nine nominees for director was elected to serve until ApolloMed’s 2020 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified.

Proposal 2. Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

ApolloMed’s stockholders voted upon, on an advisory basis, whether to approve the compensation of ApolloMed’s named executive officers, as disclosed in ApolloMed’s 2019 Proxy Statement. 17,605,883 votes were cast “for” the approval, 23,717 votes were cast “against” the approval and 49 votes abstained. Additionally, there were 2,371,808 broker non-votes for this proposal.

Based on these voting results, the stockholders approved, on an advisory basis, the compensation of ApolloMed’s named executive officers, as disclosed in ApolloMed’s 2019 Proxy Statement.

Proposal 3. Ratification of Appointment of Independent Registered Public Accounting Firm

ApolloMed’s stockholders voted to ratify the appointment of BDO USA, LLP as ApolloMed’s independent registered public accounting firm for the fiscal year ending December 31, 2019. 20,001,457 votes were cast “for” the ratification, zero votes were cast “against” the ratification and zero votes abstained. There were no broker non-votes for this proposal.

Based on these voting results, the stockholders ratified the appointment of BDO USA, LLP as ApolloMed’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: June 18, 2019	By:	/s/ Thomas S. Lam, M.D.
	Name:	Thomas S. Lam, M.D
	Title:	Chief Executive Officer